Exhibit 32.1
Section 906 Certification
Martin Waters, the Chief Executive Officer, and Timothy Johnson, the Chief Financial and Administrative Officer, of Victoria's Secret & Co. (the “Company”), each certifies that, to the best of his knowledge:
(i)the Annual Report of the Company on Form 10-K dated March 17, 2023 for the fiscal year ended January 28, 2023 (the “Form 10-K”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Martin Waters
Martin Waters Chief Executive Officer

/s/ Timothy Johnson
Timothy Johnson Chief Financial and Administrative Officer

Date: March 17, 2023